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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported) - February 22, 2005


                          TXU ELECTRIC DELIVERY COMPANY
             (Exact name of registrant as specified in its charter)


             TEXAS                   333-100240                75-2967830

(State or other jurisdiction       (Commission File        (I.R.S. Employer
       of incorporation)              Number)             Identification No.)

       Registrant's telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 22, 2005, TXU Electric Delivery Company (the "Company") entered into a settlement agreement (the "Agreement") with a steering committee of cities served by the Company on behalf of 110 cities party to the Agreement (collectively, the "Cities"). In 2004, the city councils of 23 of the Cities passed resolutions requiring the Company to file with those cities information that demonstrated good cause for showing that the Company's transmission and distribution rates should not be reduced (the "Actions"). The Agreement provides a compromise and settlement to resolve the issues raised in the Actions.

         Under the terms of the Agreement, among other things:

         o the Company agreed to file a system-wide rate case (the "Rate Case") at the Public Utility Company of Texas no later than July 1, 2006 (based on a test year ending December 31, 2005) unless the Cities and the Company mutually agree that such a filing is unnecessary;

         o    the Cities agreed to abate or dismiss the Actions;

         o the Company agreed to pay $8.5 million to the Cities by the later of March 31, 2005 or two weeks after receiving notice from the Cities that certain of the Cities have abated or dismissed the Actions and certain other of the Cities have approved the Agreement;

         o the Company agreed to pay certain expenses of the Cities related to the Actions (limited to $100,000) and the Rate Case (limited to $2.0 million);

         o in addition, the Company agreed, beginning March 31, 2006 and annually thereafter, to pay $8.0 million to the Cities until the Cities breach their obligations under the Agreement or the date upon which the tariffs approved in the Rate Case become effective on a temporary or permanent basis;

         o the Company and the Cities agreed to work towards improved relationships with respect to, among other things, streetlight management processes, relocations of the Company's facilities in public rights of way, franchise issues and undergrounding of new or existing utility facilities. The Company expects any material costs associated with these activities to be recoverable in tariffs.

         In the fourth quarter of 2004, the Company recorded a $21 million ($14 million after-tax) charge for estimated settlement payments related to the Actions. The estimate includes the offer of similar terms to other cities served by the Company who were not a party to the Agreement. Based on the terms of the Agreement, the Company believes the estimate was reasonable and does not anticipate any material additional charges.








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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          TXU ELECTRIC DELIVERY COMPANY



                                       By:      /s/ Stan Szlauderbach
                                             ---------------------------------
                                       Name:   Stan Szlauderbach
                                       Title:  Senior Vice President
                                               and Controller




Dated:  February 28, 2005













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